Exhibit 5.1
December 12, 2024

Rocket Pharmaceuticals, Inc.
9 Cedar Brook Drive
Cranbury, NJ 08512

Ladies and Gentlemen:

We have acted as counsel to Rocket Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), in connection with the issuance and sale by the Corporation of an aggregate of up to 15,180,000 shares (the “Offered Shares”) of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”) pursuant to the Underwriting Agreement, dated December 10, 2024, by and among the Corporation and Morgan Stanley & Co. LLC, Leerink Partners LLC and Cantor Fitzgerald & Co., as representatives of the several underwriters named therein (the “Underwriting Agreement”).

In accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, the Corporation has prepared and filed with the Securities and Exchange Commission (the “SEC”) on August 16, 2024 a Registration Statement on Form S-3 (Registration No. 333-281606), which became effective on such date (the “Registration Statement”), including a base prospectus dated August 16, 2024, a preliminary prospectus supplement dated December 10, 2024 (the “Preliminary Prospectus Supplement”), and a final prospectus supplement dated December 10, 2024 (the “Prospectus Supplement”).

For purposes of rendering the opinion set forth below, we have reviewed: (i) the Registration Statement; (ii) the Preliminary Prospectus Supplement; (iii) the Prospectus Supplement; (iv) the Seventh Amended and Restated Certificate of Incorporation of the Corporation as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on February 23, 2015, as amended by the Certificate of Amendment of Seventh Amended and Restated Certificate of Incorporation of the Corporation as filed with the Secretary of State on January 4, 2018, the Certificate of Amendment of Seventh Amended and Restated Certificate of Incorporation of the Corporation as also filed with the Secretary of State on January 4, 2018, the Certificate of Amendment of Seventh Amended and Restated Certificate of Incorporation of the Corporation as filed with the Secretary of State on June 25, 2018, the Change of Registered Agent and/or Registered Office of the Corporation as filed with the Secretary of State on August 25, 2022 and the Certificate of Amendment of Seventh Amended and Restated Certificate of Incorporation of the Corporation as filed with the Secretary of State on June 20, 2024 (as so amended, the “Certificate of Incorporation”); (v) the Amended and Restated Bylaws of the Corporation adopted November 18, 2014 and effective as of March 19, 2018; (vi) resolutions adopted by the Board of Directors of the Corporation (the “Board of Directors”) on December 9, 2024 relating to the Underwriting Agreement, the Preliminary Prospectus Supplement, the Prospectus Supplement and the issuance of the Offered Shares (the “Board Resolutions”); (vii) resolutions adopted by the Pricing Committee of the Board of Directors on December 10, 2024 relating to the issuance and sale of the Offered Shares by the Corporation pursuant to the Underwriting Agreement (the “Pricing Committee Resolutions,” and together with the Board Resolutions, the “Resolutions”); and (viii) the Underwriting Agreement.

For purposes of rendering our opinion below, we have not reviewed any document other than the documents listed above and assume that there exists no provision in any document relating to the matters covered by our opinion below that we have not reviewed that is inconsistent with the documents listed above or our opinion below. We have conducted no independent factual investigation of our own but rather have relied on the documents listed above, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all respects.

Rocket Pharmaceuticals, Inc.
December 12, 2024

For purposes of this opinion letter, we have assumed that: (a) each document reviewed by us is accurate and complete; (b) each document reviewed by us that is an original is authentic; (c) each document reviewed by us that is a copy conforms to an authentic original; (d) all signatures on each document reviewed by us are genuine; and (e) there are no documents by or among any of the parties to the Underwriting Agreement, other than those referenced in this opinion letter, that could affect the opinion expressed in this opinion letter and no amendments, modifications or waivers of the documents reviewed by us. We have further assumed the legal capacity of all natural persons, and we have assumed that (i) each party to the documents we have reviewed (A) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (B) has the legal capacity, power and authority to execute, deliver and perform its obligations under such documents, (C) has taken all action necessary to duly authorize the execution, delivery and performance under such documents and (D) has duly executed and delivered such documents, and (ii) the documents reviewed by us constitute the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms. We have not verified any of the foregoing assumptions.

In rendering our opinion below, we also have assumed that: (a) either (i) upon the issuance of each Offered Share, such Offered Share is evidenced by a certificate that has been duly executed and delivered or (ii) the Board of Directors has adopted a resolution providing that all shares of Common Stock shall be uncertificated in accordance with Section 158 of the General Corporation Law of the State of Delaware (the “DGCL”) prior to the issuance of such Offered Share and, within a reasonable time after the issuance of such Offered Share, the registered owner of such Share will be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL; (b) the issuance of the Offered Shares will not increase the proportionate share of Common Stock held by any interested stockholder (within the meaning of Section 203(c) of the DGCL) of the Corporation; (c) the issuance of each Offered Share will be duly recorded in the Corporation’s stock ledger upon its issuance; and (d) the Corporation will receive consideration for each Offered Share in an amount at least equal to the par value of such share of Common Stock and in the amount required by the Resolutions and the Underwriting Agreement.

Our opinion set forth below is limited to the DGCL and reported judicial decisions interpreting the DGCL. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws. Our opinion is provided as of the date hereof, and we undertake no obligation to advise you of any change in any matter set forth herein.

Based on the foregoing, we are of the opinion that the Offered Shares have been duly authorized for issuance by the Corporation and, when issued, delivered and paid for as described in the Resolutions, the Prospectus Supplement and pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter with the SEC as Exhibit 5.1 to the Corporation’s Current Report on Form 8-K filed on December 12, 2024 and to the references to our firm under the caption “Legal Matters” in the Preliminary Prospectus Supplement and the Prospectus Supplement. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Preliminary Prospectus Supplement or the Prospectus Supplement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ K&L Gates LLP